EXHIBIT 4.1

MW Bancorp, Inc.

2110 Beechmont Avenue

Cincinnati, OH 45230

September 25, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	MW Bancorp, Inc. – Annual Report on Form 10-K for the Fiscal Year Ended June 30, 2015

Ladies and Gentlemen:

MW Bancorp, Inc., a Maryland corporation ("MWBC"), is today filing an Annual Report on Form 10-K for the fiscal year ended June 30, 2015 (the "Form 10-K"), as executed on September 25, 2015.

Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, MWBC hereby agrees to furnish the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. No such instrument represents long-term debt in excess of 10% of the total assets of MWBC and its subsidiaries on a consolidated basis.

Very truly yours,

/s/ Gregory P. Niesen
Gregory P. Niesen
President and CEO